Exhibit 99.4
                         FORM 4 JOINT FILER INFORMATION

          (Attachment to Form 4 in accordance with instruction 4(b)(v))

Check this box if no longer subject to
  Section 16:                             [ ]

Name and Address:                         Nicholas J. Singer
                                          650 Madison Avenue, 26th Floor
                                          New York, NY 10022

Issuer and Ticker Symbol:                 Penn Octane Corporation (POCC)

Date of Earliest Transaction:             6/24/08

Relationship to Issuer:                   10% Owner

Designated Filer:                         Standard General L.P.

TABLE I INFORMATION


Title of Security:                        Common Stock
Transaction Date:                         6/24/08
Transaction Code:                         P
Securities Acquired:                      1,200
Acquired or Disposed:                     A
Price:                                    $1.93
Ownership Form:                           I
Amount Beneficially Owned After
  Transaction:                            3,643,618
Nature of Indirect Beneficial
  Ownership:                              (1)

Title of Security:                        Common Stock
Transaction Date:                         6/25/08
Transaction Code:                         P
Securities Acquired:                      3,000
Acquired or Disposed:                     A
Price:                                    $1.93
Ownership Form:                           I
Amount Beneficially Owned After
  Transaction:                            3,646,618
Nature of Indirect Beneficial
  Ownership:                              (1)

Signature:                                NICHOLAS J. SINGER


                                          By: /s/ Scott Cohen
                                              ----------------------------------
                                              Name:   Scott Cohen
                                              Title:  Attorney-in-Fact